
                  SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS PER COMMON SHARE
             FOR THE THREE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                     Exhibit 11

                              PRIMARY EARNINGS PER SHARE

                                                1996            1995            1994
                                            ------------    ------------    ------------
Weighted average number of common
 shares outstanding                           11,422,995      11,316,073       9,690,411

Shares issuable pursuant to employee
 stock option plans, less shares assumed
 repurchased at the average fair value
 during the period                               326,604         142,822         605,767

Shares issuable pursuant to the independent
 director stock option plan, less shares
 assumed repurchased at the average fair
 value during the period                           3,635           1,072               -

Shares issuable pursuant to stock bonus plan       1,950             600           8,700

Effect of 1994 share exchange:

     Additional common shares outstanding              -               -          17,893

     Additional shares issuable pursuant
      to employee stock option plans                   -               -         238,870
                                            ------------    ------------    ------------
Number of shares for computation of
 primary net income per share                 11,755,184      11,460,567      10,561,641
                                            ============    ============    ============


Net income                                  $ 19,720,638    $ 14,121,885    $  5,450,764

Minority interest of employee shareholders             -               -         (32,628)
                                            ------------    ------------    ------------
Net income for computation of net
	income per share                           $ 19,720,638    $ 14,121,885    $  5,418,136
                                            ============    ============    ============

Primary net income per share                $       1.68    $       1.23    $       0.51
                                            ============    ============    ============



                  SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS PER COMMON SHARE
             FOR THE THREE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                              Exhibit 11 (Continued)

                         FULLY DILUTED EARNINGS PER SHARE

                                                1996            1995            1994
                                            ------------    ------------    ------------
Weighted average number of common
 shares outstanding                           11,422,995      11,316,073       9,690,411

Shares issuable pursuant to employee
 stock option plans, less shares assumed
 repurchased at the end of period fair
 value                                           409,191         214,375         618,157

Shares issuable pursuant to the independent
 director stock option plan, less shares
 assumed repurchased at the end of period
 fair value                                        4,522           1,824               -

Shares issuable pursuant to stock bonus plan       1,950             600           8,700

Effect of 1994 share exchange:

     Additional common shares outstanding              -               -          17,893

     Additional shares issuable pursuant to
      employee stock option plans                      -               -         233,894
                                            ------------    ------------    ------------
Number of shares for computation of fully
 diluted net income per share                 11,838,658      11,532,872      10,569,055
                                            ============    ============    ============

Net income                                  $ 19,720,638    $ 14,121,885    $  5,450,764

Minority interest of employee shareholders             -               -         (32,628)
                                            ------------    ------------    ------------
Net income for computation of net income
 per share                                  $ 19,720,638    $ 14,121,885    $  5,418,136
                                            ============    ============    ============

Fully diluted net income per share          $       1.67    $       1.22    $       0.51
                                            ============    ============    ============
